Exhibit 3.2

By-Laws

Of

BioDrain Medical, Inc.

Article I

Stockholders’ Meetings

          Section 1. Place of meetings. The meetings of the stockholders shall be held at any place designated by the Board of Directors or consented to in writing by all of the stockholders entitled to vote there at.

          Section 2. Stuckholders Meetings. Meetings will be held by written notice, stating the place, day and hour of the meeting, mailed or personally delivered not less than (5) days prior to the date of the meeting, by the secretary to each stockholder of record entitled to vote at such meeting.

          Section 3. Special Meetings. Special meetings of the stockholders may be called at anytime upon request of the President, any Vice-President or a majority of the members of the Board of Directors, by one or more stockholders holding not less then one-tenth of the voting power of the stockholders.

          Section 4. Notice of meetings. Written notice, stating the place, day and hour of the meeting and, in case of a special meeting, mailed or personally delivered not less than five (5) days prior to the date of the meeting, by the secretary to each stockholder of record entitled to vote at such meeting. Waiver by a stockholder of notice of a stockholders’ meeting, signed by him whether before or after the time of such meeting, shall be equivalent to the giving of such notice. In case of adjournment of a meeting from time to time, no further notice of the adjournment shall be necessary if an announcement is made at the meeting where the adjournment is had, specifying the place, day and hour of the adjourned meeting.

          Section 5. Voting Rights. Every holder of record, as provided below, of Common Stock shall be entitled to vote, in person or by proxy executed in writing and delivered to the Secretary at or before the meeting, and he shall be entitled to one vote for each share of standing in his name; provided that no proxy shall be voted if executed more than one year prior to the date of such meeting except as may otherwise be provided by the Board of Directors from time to time, only stockholders of record at the close of business on a day twenty (20) days prior to the date of the meeting shall be entitled to vote at such meeting.

          Section 6. Quorum. The presence, in person or by proxy of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum for the transaction of business, any meeting may be adjourned from time to time. The stockholders present at a duly called or held meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The President or, in his absence, the Vice-President or any other person designated from time to time by the Board of Directors, shall preside at all meetings of the Stockholders.

Article II

Directors

          Section 1. Number of Directors. The business of the corporation shall be managed by a board of not less than three nor more than seven directors, who need not be stockholders of the corporation and the decisions of the board shall be by a majority of the members, If the number of stockholders shall be less than three, including beneficial stockholders, the board may consist of a number of directors not less than the number of such stockholders.

          Section 2. Tenure. At each annual meeting the stockholders shall elect directors to hold office until the next succeeding annual meeting or until there successors are elected and qualified.

          Section 3. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors or by election at a meeting of stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

          Section 4. Meeting of the Board Meetings of the Board of Directors may be held upon three (3) days’ written notice upon the call of the President or any director. Notice may be waived in writing before or after the time of such meeting, and attendance of a Director at a meeting shall constitute a waiver of notice thereof. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting.

          Section 5. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business, provided, however, that if any vacancies exist for any reason, the remaining directors shall constitute a quorum for the filling of such vacancies.

Article III

Officers

          Section 1. Number of officers. The officers of the corporation shall consist of a President and CEO, one or more Vice-Presidents, a secretary and a treasurer, and such other officers and assistant officers, counsel and agents as may be chosen by the Board of Directors from time to time. One person may hold any two offices, except that the President shall not hold the office of Vice-President, unless there is only one member of the Board, in which case he shall hold all offices.

          Section 2. Elections; Vacancies; Tenure. Officers shall be chosen at a meeting of the Board of Directors, to hold office until their successors are chosen and qualified. Any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy shall be filled by the affirmative vote of a majority of the directors, and an officer so chosen shall hold office until the his successor is chosen and qualified.

          Section 3. President. The President shall preside at all meetings of stockholders and directors, and shall perform all duties incident to his office and such other duties as may be prescribed from time to time by these By-Laws or by the Board of Directors.

          Section 4. Vice-President. Each Vice-President shall perform such duties as may be prescribed from time to time by these By-Laws or by the Board of Directors.

          Section 5. Secretary. The Secretary shall attend all meetings of the stockholders and Board of Directors, and shall record all proceedings of such meetings in the Minute Book of the corporation. He shall give proper notice of meetings of stockholders and Board of Directors and other notices required by law or by these By-Laws. He shall perform all duties incident to his office and such or duties as these By-Laws or the Board of Directors may, from time to time, prescribe.

          Section 6. Treasurer. The Treasurer shall keep correct and complete financial records of the corporation and shall have custody of the corporate funds, securities, and other valuable effects of the corporations. He shall deposit all monies and other valuable effects, in the name of the corporation, in such depositories as may be designated by the Board of Directors. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such duties as these By-Laws or the Board of Directors may from time to time prescribe.

          Section 7. Salaries. The salaries of all officers shall be fixed by the Board of Directors, and the fact any officer is a Director shall not preclude him from receiving a salary or from voting upon the resolution providing for the same.

          Section 8. Contracts. Except as otherwise provided by the Board of Directors from time to time, all-formal contracts of this corporation shall be executed on its behalf by the President or any Vice-President.

Article IV

Indemnification

          Section 1. Indemnification of Directors, Executive Officers, other officers, Employees and other Agents. The corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by any applicable law; PROVIDED, HOWEVER, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, PROVIDED, FURTHER, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof ) initiated by such person unless ( i ) such indemnification is expressly required to be made by law, ( ii ) the proceeding was authorized by the Board of Directors of the corporation, ( iii ) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under any applicable law. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

          Section 2. Expenses. The corporation shall advance to any person who was or is a party or is threatened, pending or completed action, suit of proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or executive officer in connection with such proceeding; PROVIDED HOWEVER, applicable law requires, an advancement of expenses incurred by the director or executive officer in his capacity in which service was or is rendered by such indemnitee, Shall be made only upon delivery to the corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made ( i ) by a majority vote of directors who not parties to the proceeding, even if not a quorum, or ( ii ) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii ) if there are no such directors, or such directors so direct, by independent legal council in a written opinion, that the facts known to the decision making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

          Section 3. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers shall be deemed to be contractual rights and to be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if ( i ) the claim for indemnification or advances is denied, in whole or in part, or (ii ) no disposition of such claim is made within ninety (90) days of request therefore. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation ( including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the corporation ( including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

          Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this By-Law shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by applicable law.

          Section 5. Survival of rights. The rights conferred on any person by this By-Law shall continue as to a person who has ceased top be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 6. Amendments. Any repeal or modification shall only be prospective and shall not effect the rights under this By-Law in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

          Section 7. Insurance. To the fullest extent permitted by applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified by this ARTICLE IV.

          Section 8. Saving Clause. If this ARTICLE IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this ARTICLE IV that shall not have been invalidated, or by any other applicable law. If this ARTICLE IV shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

          Section 9. Certain Definitions. For the purposes of this By-Law the following definitions shall apply:

          (1) The term “ proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

          (2) The term”expenses” broadly construed shall include without limitation court costs, attorneys’ fees, witness fees, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

          (3) The term “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE IV with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (4) References to a “director,” “executive officer,” “officer,” “employee” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          (5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants and beneficiaries; of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this ARTICLE IV.

ARTICLE V

Capital Stock

          Section 1. Issuance of Stock. The capital stock, including both authorized but previously issued shares, as well as treasury shares, may be issued for such consideration, not less than par value thereof in the case of shares having par value, as shall be fixed from time to time by the Board of Directors.

          Section 2. Transfer of Shares. The shares of the corporation shall be transferable on the books of the corporation only upon the surrender of each certificate representing the same, properly endorsed by the registered holder or by his duly authorized attorney, or with separate written assignment accompanying the certificate.

          Section 3. Certificates of stock. Certificates signed by the President or any Vice-President and by the Secretary or any assistant Secretary of the corporation. shall represent the shares of the corporation, and all such signatures may be facsimiles thereof. The certificates shall be in such form as shall be approved by the Board of Directors.

ARTICLE VI

Miscellaneous

          Section 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year and end on the thirty-first day of December.

ARTICLE VII

Amendments

These By-Laws may be altered, amended, or repealed by the Board of Directors subject to the power of the stockholders, by the affirmative vote of a majority of the stockholders entitled to vote, at any meeting, to change or repeal such By-Laws, provided that notice of such proposed amendment shall have been given in the notice of such meeting. The Board of Directors shall not make or alter any By-Laws fixing their number, qualifications, or term of office.

/s/ Lawrence W. Gadbaw
Lawrence W. Gadbaw, President and CEO

/s/ Gerald D. Rice
Gerald D. Rice, Vice-President, Secretary and Treasurer

Dated: ________________________

I hereby certify that the foregoing is a true and correct copy of the original By-Laws of BIODRAIN MEDICAL, INC., which is on record in the minute book of the corporation.

/s/ Gerald D. Rice
Gerald D. Rice, Secretary